      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 7, 2005

                                                      REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                               BERNARD CHAUS, INC.

             (Exact Name of Registrant as Specified in Its Charter)

            NEW YORK                                   13-2807386

(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                               530 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10018

           (Address of Principal Executive Offices including Zip Code)

                   BERNARD CHAUS, INC. 1998 STOCK OPTION PLAN

                            (Full Title of the Plan)

                  JOSEPHINE CHAUS                               COPY TO:
CHAIRWOMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER    RICHARD A. GOLDBERG, ESQ.
                BERNARD CHAUS, INC.                           DECHERT LLP
                530 SEVENTH AVENUE                        30 ROCKEFELLER PLAZA
             NEW YORK, NEW YORK 10018                   NEW YORK, NEW YORK 10112
                  (212) 354-1280                             (212) 698-3500

          (Name and Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE



                                                            AMOUNT         PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
                                                            TO BE           OFFERING PRICE     AGGREGATE OFFERING    REGISTRATION
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED       REGISTERED (1)      PER SHARE (2)          PRICE (2)          FEE (2)

Common Stock, par value $.01 per share                  5,038,409 shares      $      1.06        $     5,340,714      $   628.60


(1)  Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Act"), this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) under the Act on the basis of $1.06 per share, the average of the high and low prices of the Common Stock as quoted on the OTC Bulletin Board on July 1, 2005).

                      STATEMENT UNDER GENERAL INSTRUCTION E

                      REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 5,038,409 shares of common stock, par value $.01 per share (the "Common Stock"), of Bernard Chaus, Inc., a New York corporation (the
"Registrant"), to be issued pursuant to the Registrant's 1998 Stock Option Plan
(the "1998 Plan").

Pursuant to General Instruction E to Form S-8, the Registrant's Registration
Statement on Form S-8 previously filed with the Securities and Exchange
Commission (the "Commission") relating to the 1998 Plan (No. 333-56257) is incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

     The following exhibits are filed as part of this registration statement.

     4.1       Bernard Chaus, Inc. 1998 Stock Option Plan (incorporated by reference to the Registration Statement on Form S-8 (No.
               333-56257) filed with the Securities and Exchange Commission on
               June 8, 1998).
     4.2       Amendment No. 1 to the Bernard Chaus, Inc. 1998 Stock Option Plan
               (incorporated by reference to the Company's Definitive Proxy
               Statement on Schedule 14A filed with the Securities and Exchange
               Commission on October 17, 2000)
     4.3       Amendment No. 2 to the Bernard Chaus, Inc. 1998 Stock Option Plan
               (incorporated by reference to the Company's Definitive Proxy
               Statement on Schedule 14A filed with the Securities and Exchange
               Commission on October 10, 2002)
     4.4       Amendment No. 3 to the Bernard Chaus, Inc. 1998 Stock Option Plan
               (incorporated by reference to the Company's Definitive Proxy
               Statement on Schedule 14A filed with the Securities and Exchange
               Commission on October 17, 2004)
     5.1       Opinion of Dechert LLP.
     23.1      Consent of Deloitte & Touche LLP.
     23.2      Consent of Dechert LLP (included in Exhibit 5.1).
     24.1      Powers of Attorney (included on signature page).

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of New York, State of New York, on July 7, 2005.

                                        BERNARD CHAUS, INC.

                                        By: /s/ JOSEPHINE CHAUS
                                            -------------------
                                            Josephine Chaus
                                            Chairwoman of the Board of Directors
                                            and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Josephine Chaus and Barton Heminover, his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution for him or her and on his or her behalf, and in his or her name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Company hereby confers like authority on its behalf.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacity and on the dates indicated.

/s/ Josephine Chaus
-------------------------   Chairwoman of the Board of Directors    July 7, 2005
Josephine Chaus             and Chief Executive Officer

/s/ Barton Heminover
-------------------------   Chief Financial Officer                 July 7, 2005
Barton Heminover

/s/ Philip G. Barach
-------------------------   Director                                July 7, 2005
Philip G. Barach

/s/ S. Lee Kling
-------------------------   Director                                July 7, 2005
S. Lee Kling

/s/ Harvey M. Kreuger
-------------------------   Director                                July 7, 2005
Harvey M. Kreuger